UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BancTrust Financial Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BancTrust Financial Group, Inc.

100 Saint Joseph Street

Mobile, Alabama 36602

Telephone 251/431-7800

August 26, 2008

Dear Shareholders,

A Special Meeting of Shareholders of BancTrust Financial Group, Inc. will be held at 10:30 a.m. on September 30, 2008, at the corporate offices located at 100 Saint Joseph Street, Mobile, Alabama 36602. The directors and officers join me in extending an invitation to you to attend the meeting.

Enclosed are the Secretary’s official Notice of Special Meeting of Shareholders, a Proxy Statement and a Form of Proxy.

We hope very much that you will attend the meeting, but whether you plan to attend or not, we would appreciate your signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

We sincerely appreciate your cooperation, and we earnestly solicit your continued support during 2008.

We look forward to seeing you on September 30, 2008, in Mobile.

Sincerely,

W. Bibb Lamar, Jr.

President and Chief Executive Officer

Enclosures

This Proxy Statement is first being given or sent to shareholders on or about

August 26, 2008.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of

BancTrust Financial Group, Inc.

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, a special meeting of the shareholders of BancTrust Financial Group, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama 36602 on September 30, 2008, at 10:30 a.m. CDT for the purpose of considering and voting upon the following matters:

1.	Amendment of Articles of Incorporation to Increase the Authorized Shares of Common Stock. Amendment of the company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock, $.01 par, that the company is authorized to issue from 20,000,000 to 50,000,000 shares.

2.	Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

Only those shareholders of record at the close of business on August 14, 2008, will be entitled to notice and to vote at the meeting.

By Order of the Board of Directors,

F. Michael Johnson

Executive Vice President,

CFO and Secretary

Mobile, Alabama

August 26, 2008

NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

BANCTRUST FINANCIAL GROUP, INC.

100 Saint Joseph Street, Mobile, Alabama 36602

PROXY STATEMENT

Special Meeting of Shareholders, September 30, 2008, 10:30 a.m. CDT

This Proxy Statement and the enclosed proxy are first being mailed on or about August 26, 2008, to shareholders of BancTrust Financial Group, Inc. (“BancTrust” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of BancTrust for use at a special meeting of shareholders on September 30, 2008, to be held at the Company’s headquarters at 100 Saint Joseph Street, Mobile, Alabama 36602, and any adjournment thereof.

BancTrust is the parent company and owner of 100% of the stock of BankTrust, an Alabama banking corporation headquartered in Mobile, Alabama.

PROPOSAL NO. 1

AMENDMENT OF ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Description of the Amendment

The Board of Directors has unanimously approved and is submitting to the shareholders for their approval and adoption a proposed amendment to BancTrust’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, $.01 par, from 20,000,000 shares to 50,000,000 shares. The Board has declared the proposed amendment advisable and recommends that shareholders vote “FOR” the proposed amendment. A copy of the proposed amendment is included as Appendix A to this Proxy Statement.

Background

BancTrust’s Amended and Restated Articles of Incorporation currently authorize issuance of 20,000,000 shares of common stock, $.01 par, and 500,000 shares of Preferred Stock, no par value. At August 14, 2008, 17,653,929, shares of common stock were outstanding, an additional 157,747 shares of Common stock were issuable pursuant to outstanding options under the Company’s 1993 Incentive Compensation Plan (the “1993 Plan”) and its 2001 Incentive Compensation Plan (the “2001 Plan”), and 265,468 shares of common stock were reserved for future issuance under the 1993 Plan and 2001 Plan. At August 14, 2008, there were 255,560 shares of common stock held as treasury stock. As of the same date no shares of preferred stock were outstanding.

The Board of Directors is empowered, without further action by the shareholders, to issue the remaining authorized but unissued shares of common stock and to provide for the terms of and to issue, subject to shareholder approval as required by the Alabama Constitution, the authorized but unissued shares of preferred stock. Such shares may be issued at any time or from time to time upon the authorization of the Board of Directors, in each case subject only to the rules of the NASDAQ Global Select Market. If the proposed amendment is approved by the shareholders, the proposed amendment will become effective upon the filing of the Articles of Amendment with the Office of the Judge of Probate, Mobile County, Alabama. Upon effectiveness, the Board of Directors will be empowered, without further action by the shareholders, to issue an additional 30,000,000 shares of common stock for such purposes and for such consideration as the Board may approve, subject only to the rules of the NASDAQ Global Select Market.

Reasons for the Proposed Amendment

The Board of Directors believes that the availability of increased shares of common stock will provide BancTrust with needed flexibility in effecting possible future financings and acquisitions and in meeting other corporate needs that may arise. BancTrust has sufficient authorized but unissued common stock to fulfill its obligations under the 1993 Plan and the 2001 Plan without the approval of the proposed amendment. However, in light of the continuing deterioration of conditions in the real estate and credit markets, the Company’s management and Board of Directors believe that it is prudent and advisable for the Company to increase the number of authorized shares now to provide the Company with added flexibility to raise additional capital through a variety of possible transactions. Management is unable at this point to describe a specific capital raising transaction in which it plans to engage using shares made available through the proposed amendment. However, the Company is continuing to explore all means available to it, including various capital raising alternatives, to protect and assure its continuing financial strength in these difficult times. If the proposed amendment is approved at the special meeting, the Company could issue shares of common stock without further shareholder approval in one or more transactions that could be dilutive to existing shareholders. Any such transaction could occur promptly following shareholder approval of the proposed amendment as conditions at that time may warrant or permit.

In addition to possible use in a capital raising transaction, additional authorized shares of common stock would be available for general corporate purposes, including but not limited to stock dividends or stock splits, future mergers or acquisitions, a future public offering or private placement, and stock option or other stock benefit or ownership plans. The Board of Directors does not intend to issue any additional shares of capital stock except on terms which the Board of Directors deems to be in the best interests of BancTrust and its shareholders. Although BancTrust currently has no specific plans, intentions, arrangements or understandings regarding specific acquisitions, BancTrust may consider acquisition opportunities as they become available.

Possible Anti-Takeover Effects of the Amendment

The proposed amendment to the Articles of Incorporation is not being recommended in response to any specific effort of which BancTrust is aware to obtain control of the Company, and the Board of Directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of the Board of Directors to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved could have the effect of discouraging or preventing a hostile takeover.

No Preemptive Rights

The holders of BancTrust’s common stock have no preemptive rights to subscribe to any future issues of the common stock.

Vote Required

The approval of the proposed amendment requires the affirmative vote of a majority of shares entitled to vote. In the event that the proposed amendment is not approved by our shareholders at the special meeting, the current Amended and Restated Articles of Incorporation will remain in effect.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval and adoption of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Other Matters

Management currently does not know of any other matters to be presented at the meeting.

Solicitation and Voting of Proxies

If a proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, “FOR” the proposed amendment to BancTrust’s Amended and Restated Articles of Incorporation. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendation of the Board of Directors. At any time prior to its exercise, a proxy may be revoked by written notice or a subsequently dated proxy delivered to the Secretary of BancTrust. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers and other employees of BancTrust and its subsidiaries. The cost of printing, assembling, and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of BancTrust, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by BancTrust.

Quorum; Broker Non-Votes

The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established: (i) the proposed amendment must be approved by the holders of a majority of the shares entitled to vote; and (ii) any other action to be taken must, as a general rule, be approved by a majority of the votes cast. Abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. In the event there are not sufficient represented shares for a quorum, the special meeting may be adjourned from time to time until a quorum is obtained.

VOTING SECURITIES

As of the record date, August 14, 2008, there were 17,653,929 shares of BancTrust’s common stock outstanding. Each share is entitled to one vote. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the special meeting.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

As of the record date there were no known 5% shareholders of BancTrust. The following chart reflects the number of shares beneficially owned by (i) each director of BancTrust; (ii) each executive officer named in the Summary Compensation Table in BancTrust’s proxy statement for its 2008 annual meeting of shareholders; and (iii) the directors and executive officers of BancTrust as a group.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percentage of Beneficial Ownership(3)
Tracy T. Conerly	8,389		8,389	0.05%
Stephen G. Crawford	173,100		173,100	0.98%
David C. De Laney	76,100		76,100	0.43%
Robert M. Dixon, Jr.	24,918		24,918	0.14%
James A. Faulkner	11,929		11,929	0.07%
Bruce C. Finley, Jr.	22,415	5,000	27,415	0.16%
Michael D. Fitzhugh	9,050	19,680	28,730	0.16%
Broox G. Garrett, Jr.	94,838	650	95,488	0.54%
W. Dwight Harrigan	232,932		232,932	1.32%
Clifton C. Inge, Jr.	24,603		24,603	0.14%
F. Michael Johnson	42,190	17,180	59,370	0.34%
W. Bibb Lamar, Jr.	80,634	35,080	115,714	0.66%
John H. Lewis, Jr.	27,635		27,635	0.16%
Edward T. Livingston	12,000	15,000	27,000	0.15%
Harris V. Morrissette	96,533	650	97,183	0.55%
J. Stephen Nelson(4)	38,000		38,000	0.22%
Paul D. Owens, Jr.	380,472	650	381,122	2.16%
Dennis A. Wallace	24,443		24,443	0.13%

All directors and executive officers as a group	1,379,779	93,890	1,473,669	8.30%

(1)

Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse or children, holds in an IRA or other retirement plan program, or holds in our dividend reinvestment plan, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired upon the exercise of stock options that are or become exercisable within sixty days of the date of this proxy statement.

(3)

For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within sixty days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within sixty days, but that no other persons exercise any options. The calculations are based on 17,653,929 shares of common stock outstanding on August 14, 2008.

(4)	Mr. Nelson has pledged as collateral 37,000 shares for a bank loan.

Changes in Control

There are no arrangements known to BancTrust at this time which may at a subsequent date result in a change of control of BancTrust.

Communications Between Shareholders and the Board of Directors

Pursuant to a policy of BancTrust’s Board of Directors, shareholders wishing to communicate with BancTrust’s Board of Directors, either individually or as a group, should address correspondence in care of: Secretary, BancTrust Financial Group, Inc., 100 St. Joseph Street, Mobile, Alabama 36602. The communication will be forwarded to the individual board member or to the entire Board as appropriate.

Shareholder Proposals

Shareholder proposals intended to be submitted for consideration at the 2009 Annual Meeting of the Shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 8, 2008, to be included in BancTrust’s Proxy Statement and form of proxy relating to that meeting. The named proxies for the 2009 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 21, 2009, and they will exercise their authority in accordance with the recommendations of BancTrust’s Board of Directors.

Forward Looking Statements

This Proxy Statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements. Unless a statement describes a historical event, it should be considered a forward-looking statement. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate. Our actual results may differ materially from the results anticipated in the forward-looking statements. Any forward-looking statements contained in this Proxy Statement involve risks and uncertainties, including but not limited to risks identified in BancTrust’s other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by BancTrust or any other person that the objectives and plans of BancTrust will be achieved. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

F. Michael Johnson

Executive Vice President,

CFO and Secretary

Enclosures

August 26, 2008

APPENDIX A

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

BANCTRUST FINANCIAL GROUP, INC.

These Articles of Amendment are made and entered into by the undersigned on this     day of             , 2008 in accordance with § 10-2B-10.03, Code of Ala. (1975).

ARTICLE ONE

The name of the corporation is BancTrust Financial Group, Inc.

ARTICLE TWO

The Articles of Incorporation of the corporation are amended by deleting subparagraph (a) of Article Two in its entirety and replacing the same with the following:

“(a) Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 50,500,000 shares, consisting of: (1) 50,000,000 shares of Common Stock with a par value of $.01 per share, and (2) 500,000 shares of Preferred Stock.”

ARTICLE THREE

The foregoing amendment was duly adopted by the shareholders and directors of the corporation in the manner prescribed by law on                     , 2008.

ARTICLE FOUR

(a) The number of outstanding shares entitled to vote on the foregoing amendment is              shares of common stock. The corporation has no separate voting groups, and              shares were represented at the meeting.

(b) The shares were voted              shares for said amendment and              shares against said amendment.

A-1

ARTICLE FIVE

The effective time of this amendment shall be the later of the time these Articles of Amendment are filed with the Mobile County Judge of Probate’s office and              Central              Time on                     , 2008.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed by its duly authorized officer on the day and year first above written.

BANCTRUST FINANCIAL GROUP, INC.

By:
W. Bibb Lamar, Jr.
Its President

THIS INSTRUMENT PREPARED BY:

Brooks P. Milling, Esq.

of Hand Arendall LLC

11 North Water Street

RSA Tower, Suite 30200

Mobile, AL 36602

Post Office Box 123

Mobile, Alabama 36601

(251) 432-5511

A-2

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	BANCTRUST FINANCIAL GROUP, INC.

Proxy for Special Meeting of Shareholders,

September 30, 2008

Solicited by the Board of Directors

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute, and appoint Dan Britton and Robert B. Doyle, III, and each of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place, and stead, to vote all of the Common Stock of BancTrust Financial Group, Inc. standing in my name on its books on August 14, 2008, at the Special Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on September 30, 2008, at 10:30 a.m. CDT, and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

		For	Against	Abstain
1.	Amendment of Articles of Incorporation to Increase the Authorized Shares of Common Stock. Amendment of the company’s Amended	☐	☐	☐
and Restated Articles of Incorporation to increase the number of shares of common stock, $.01 par, that the company is authorized to issue from 20,000,000 to 50,000,000 shares.

2.	Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors’ Proxy Statement dated August 26, 2008, “FOR” the Amendment of Articles of Incorporation to Increase Authorized Shares of Common Stock. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of BancTrust Financial Group, Inc.

¿  Detach above card, sign, date and mail in postage paid envelope provided.  ¿

BANCTRUST FINANCIAL GROUP, INC.

Please date, sign and mail this Proxy in the envelope provided.

Postage not necessary if mailed in the United States.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.